UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 31, 2022

CANOO INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-38824 (Commission File Number)	82-1476189 (I.R.S. Employer Identification Number)

19951 Mariner Avenue Torrance, California	90503
(Address of principal executive offices)	(Zip Code)

(424) 271-2144

(Registrant’s telephone number,

including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GOEV	The Nasdaq Global Select Market
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	GOEVW	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Second Supplemental Agreement to the Pre-Paid Purchase Agreement

On July 20, 2022, Canoo Inc. (the “Company”) entered into a Pre-Paid Advance Agreement (“the PPA”) with YA II PN, Ltd. (“Yorkville”). In accordance with the terms of the PPA, the Company may request advances of up to $50,000,000 in cash from Yorkville (or such greater amount that the parties may mutually agree).

On November 9, 2022, the Company entered into a Supplemental Agreement (the “First Supplemental Agreement”) with Yorkville to the PPA, pursuant to which Yorkville agreed to advance $21,300,00 (the “First Supplemental Advance”) to the Company and waive certain terms and conditions set forth in the PPA. The First Supplemental Agreement remains in full force and effect with respect to the First Supplemental Advance. As of December 31, 2022, $21,300,000 remained outstanding under the First Supplemental Advance.

On December 31, 2022, the Company entered into a Second Supplemental Agreement (the “Second Supplemental Agreement” and, together with the First Supplemental Agreement, the “Supplemental Agreements”) with Yorkville to the PPA. Pursuant to the Second Supplemental Agreement, Yorkville agreed to advance $34,045,500 to the Company (the “Second Supplemental Advance”) and waive certain terms and conditions set forth in the PPA with respect to such Supplemental Advance, including the requirement that the Company shall have the capacity to issue shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) with a market value equal to at least 150% of the Supplemental Advance without breaching the Exchange Cap (as defined in the PPA). The Second Supplemental Advance amount may, at the sole option of Yorkville, be increased by up to an additional $8,514,500 (the “Option”). Such Option may be exercised by Yorkville through January 31, 2023, which if exercised shall be subject to the same terms as the initial Second Supplemental Advance. After giving effect to the commitment fee and the purchase price discount provided for in the PPA, net proceeds of the Second Supplemental Advance to the Company will be $32,000,000.

Both of the Supplemental Agreements require that the Company call and hold an annual or special meeting of its stockholders on or before February 1, 2023 for the purposes of: (i) obtaining the consent of the stockholders of the Company pursuant to Nasdaq Listing Rule 5635(d) for the issuance of all shares of its Common Stock that have been, and could be, issued pursuant to the PPA (including pursuant to the Supplemental Agreements) and (ii) obtaining the consent of the stockholders to amend the PPA to provide for a Floor Price (as defined in the PPA) of $0.50 per share (for each of (i) and (ii), the “Stockholder Approval”). A meeting for the purpose of obtaining the Stockholder Approval has been scheduled for January 24, 2023.

The Second Supplemental Agreement provides that solely with respect to the Second Supplemental Advance, the Purchase Price (as such term is used in the PPA) will be equal to the lower of (a) $1.35 per share (i.e., a price per share equal to 110% of the volume-weighted average trading price (“VWAP”) on the Trading Day immediately prior to the Pre-Advance Date of the Second Supplemental Advance) (the “Fixed Price”), or (b) 95% of the lowest daily VWAP during five Trading Days immediately preceding each Purchase Notice Date, but not lower than the Floor Price (as defined in the PPA). Further, the Company agreed to pay Yorkville a commitment fee of $1,705,045 (or up to an additional $425,725 if the Option is exercised in full by Yorkville) in connection with the Second Supplemental Agreement, which shall be deducted from the proceeds of the Second Supplemental Advance.

The Second Supplemental Agreement also terminates that certain letter agreement, entered into between the Company and Yorkville on October 5, 2022 (the “Letter Agreement”) which had permitted the Company to continue conducting certain “at-the-market” offerings while balances remained outstanding under the PPA and First Supplemental Agreement.

Solely with respect to the Second Supplemental Advance upon (a) an Event of Default (as defined in the PPA), (b) any failure by the Company to observe or perform any material covenant, agreement or warranty contained in (i) the PPA, (ii) the Letter Agreement, (iii) the First Supplemental Agreement, (iv) the Second Supplemental Agreement, or (v) any other agreement between the parties or (c) if, any time after February 1, 2023, and from time to time thereafter, (i) the VWAP is less than the Floor Price for at least five (5) Trading Days during a period of seven (7) consecutive Trading Days, or (ii) the Company has issued substantially all of the Common Shares available under the Exchange Cap (the last such day of each such occurrence, a “Triggering Date”), then the Company shall repay the full unpaid principal amount outstanding under the Second Supplemental Advance, plus the Redemption Premium in respect of such amount, and all accrued and unpaid interest in respect of the Second Supplemental Advance on the tenth (10th) calendar day after the Triggering Date.

The foregoing description of the Second Supplemental Agreement is qualified in its entirety by reference to the Second Supplemental Agreement, which is filed hereto as Exhibit 10.1 and which is incorporated herein by reference.

Warrant

In connection with the Second Supplemental Agreement, the Company issued to Yorkville a warrant (the “Warrant”) to purchase an aggregate of 29,604,783 shares of fully paid and non-assessable shares of the Company’s Common Stock, at an exercise price of $1.15 per share. The Warrant is immediately exercisable and expires on December 31, 2023.

The Warrant includes anti-dilution protection pursuant to which the the exercise price of the Warrant will be lowered in the event the Company issues Common Stock or related securities at a price less than the Warrant’s per share exercise price then-in effect. The Warrant also includes customary adjustment provisions for stock splits, combinations and similar events.

The foregoing description of the Warrant does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrant, which is filed hereto as Exhibit 10.2 and which is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 under the heading “Warrant” is incorporated herein by reference. The issuance of the Warrant was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended. Yorkville represented to the Company that it is an “accredited investor” as defined in Rule 501 of the Securities Act and that the Warrant was acquired for investment purposes and not with a view to, or for sale in connection with, any distribution thereof.

Item 8.01	Other Events.

In connection with the Supplemental Agreements, on January 4, 2023, the Company entered into voting agreements (collectively, the “Voting Agreements”) with certain Company stockholders, including Tony Aquila, the Company’s Chief Executive Officer, and certain entities affiliated with Mr. Aquila. Pursuant to the Voting Agreements, each stockholder party thereto has agreed to vote their shares of Common Stock in favor of all proposals set forth in the Company’s proxy statement filed December 7, 2022, which was filed for the purposes of soliciting the Shareholder Approval. Each Voting Agreement will terminate upon the earliest to occur of: (a) the date on which the PPA is terminated in accordance with its terms; (b) the termination of such Voting Agreement by mutual written agreement of the Company and the stockholder party thereto; and (c) the date on which the Shareholder Approval is obtained.

The foregoing description of the Voting Agreements is qualified in its entirety by reference to the Form of Voting Agreement, which is filed hereto as Exhibit 99.1 and which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit Number	Description
10.1	Supplemental Agreement, dated December 31, 2022, by and between Canoo Inc. and YA II PN, Ltd.
10.2*	Warrant to Purchase Common Stock of Canoo Inc., dated December 31, 2022
99.1	Form of Voting Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain portions of the exhibit have been redacted pursuant to Item 601(a)(6) of Regulation S-K. The Company hereby undertakes to furnish supplementally an unredacted copy of the exhibit upon request by the Securities and Exchange Commission.

Forward-Looking Statements

This report contains forward-looking statements, and any statements other than statements of historical fact could be deemed to be forward-looking statements. These forward-looking statements include, among other things, statements regarding the amount of shares of Common Stock the Company may issue to Yorkville pursuant to the Second Supplemental Advance, the receipt of the Stockholder Approval, the amount of proceeds to be received by the Company from the sale of shares of Common Stock and the uses thereof and related matters. These statements are subject to risks and uncertainties, including failure to receive Stockholder Approval, and actual results may differ materially from these statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2023	CANOO INC.

	By:	/s/ Hector Ruiz
	Name:	Hector Ruiz
	Title:	General Counsel and Corporate Secretary